UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2019

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 775-0515

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2019, OncoCyte Corporation (the “Company”) entered into a series of Subscription Agreements (collectively, the “Subscription Agreement”) with select institutional investors and other parties (“Investors”), whereby the Company agreed to issue and sell to the Investors, and the Investors agreed to purchase, an aggregate of 5,058,824 shares of the Company’s common stock (the “Common Stock”) at a price per share of $1.70, for an aggregate cash purchase price of approximately $8.6 million (the “Financing”). The Subscription Agreement provides that the closing will occur no later than November 15, 2019. Broadwood Partners, L.P., which beneficially owns 22.9% of our common stock (pursuant to its Schedule 13D/A, as filed on September 13, 2019), has agreed to purchase 1,176,471 shares of our common stock in the Financing.

The description of the terms and conditions of the Subscription Agreement and the rights and obligations of the Company and the Investors in connection therewith are qualified by reference in their entirety to the definitive terms and conditions of the Subscription Agreement, the form of which is attached hereto as Exhibit 10.1 hereto and incorporated herein by reference.

The Subscription Agreement is being filed in order to provide investors and the Company’s stockholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “Commission”). Pursuant to the Subscription Agreement, each of the Company and the Investors made customary representations, warranties and covenants to each other. The representations, warranties and covenants were made by the parties to and solely for the benefit of each other in the context of all of the terms and conditions of the Subscription Agreement, the Financing, and the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the Subscription Agreement. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Subscription Agreement, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Commission.

The Financing is being made pursuant to the registration statement on Form S-3, declared effective by the Commission on June 18, 2019 (Registration No. 333-231980), a base prospectus dated June 18, 2019 and a prospectus supplement to be filed prior to closing. A copy of the opinion of DLA Piper LLP (US) relating to the legality of the shares of common stock to be issued in the Financing is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit	Description

5.1	Opinion of DLA Piper LLP (US)

10.1	Form of Subscription Agreement between OncoCyte Corporation and the investors party thereto

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2019	ONCOCYTE CORPORATION

	By:	/s/ Mitchell Levine
	Name:	Mitchell Levine
	Title:	Chief Financial Officer